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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Grant Prideco, Inc. of our report dated July 25, 2002, relating to the combined financial statements of the Drill Bits Business of Schlumberger Limited as of December 31, 2001, 2000 and 1999 and for each of the three years in the period ended December 31, 2001 which appears in Grant Prideco, Inc.'s Current Report on Form 8-K/A dated January 21, 2003. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
January 21, 2003


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